Exhibit 10.21

AMENDMENT NO. 8 TO THE

1999 STOCK INCENTIVE PLAN OF

AMETEK, INC.

WHEREAS, AMETEK, Inc. (the “Corporation”) adopted the 1999 Stock Incentive Plan of AMETEK, Inc. (the “Plan”); and

WHEREAS, Section 18 of the Plan permits the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors to amend the Plan; and

WHEREAS, the Board of Directors of the Corporation now desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 18. Administration and Amendment of the Plan is hereby amended by adding the following language before the period at the end of the first paragraph thereof:

“, or (c) without stockholder approval reprice any outstanding Incentive Award by either amending such Incentive Award to reduce the exercise price, purchase price or grant date Fair Market Value per Share thereof or canceling such Incentive Award and regranting or replacing such Incentive Award as or with an Incentive Award having a lower exercise price, purchase price or grant date Fair Market Value per Share. Furthermore, except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transaction(s)), the Corporation may not, without obtaining stockholder approval, cancel outstanding Options or Rights with an exercise price above the current stock price in exchange for cash or other securities”

2.	The provisions of the Amendment shall become effective February 6, 2013 and may apply to Options and Rights granted or outstanding on or after that date, including, without limitation, outstanding Options and Rights which were granted prior to that date.

3.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Corporation as of the 6th day of February, 2013.

AMETEK, INC.

By:	/s/ Robert R. Mandos
Robert R. Mandos
Executive Vice President –
Chief Financial Officer

Attest:

/s/ Kathryn E. Sena
Kathryn E. Sena
Corporate Secretary